SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of September 16, 2005 and is made by and among Electric Aquagenics Unlimited, Inc., a Delaware corporation (“Aquagenics”), Aquagen International, Inc., a Nevada corporation (“Aquagen International” and together with Aquagenics, the “Grantors”) and Water Source, LLC, a Florida limited liability company (“Secured Party”).

RECITALS

WHEREAS, Aquagenics has executed in favor of Secured Party a Senior Secured Convertible Promissory Note dated as of even date herewith (the “Note”), pursuant to which Aquagenics borrowed an aggregate of $3,000,000 (the “Loan”) from Secured Party, subject to the terms and conditions thereof;

WHEREAS, each of the Grantors has determined that (i) its execution, delivery and performance of this Agreement directly and indirectly benefit, and are within the corporate purses and in the best interests of the Grantors; and (ii) the granting of this security interest to the Secured Party will strengthen the Grantors and other members of the group; and

WHEREAS, it is a condition to the obligation of Secured Party under the Note that the Grantors enter into this Agreement to grant to Secured Party a security interest in all of the Grantors’ personal property now owned or hereafter acquired.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Secured Party to make the Loan under the Note, each of the parties hereto hereby agrees as follows:

AGREEMENT

ARTICLE I
SECURITY INTEREST

1.1 Defined Terms. All terms used in this Agreement and the recitals hereto which are defined in the Note or in Article 9 of the UCC (as such term is defined below) and which are not otherwise defined herein shall have the same meaning herein as set forth therein; provided that terms used herein which are defined in the UCC as in effect in the State of Delaware as of the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Secured Party may otherwise determine in its sole discretion. In this Agreement the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise (a) the capitalized term “Section” refers to sections of this Agreement; (b) references to a particular Section include all subsections thereof; (c) the word “including” shall be construed as “including without limitation”; and (d) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement:

(a) “Account Debtor” shall mean any “account debtor,” as such term is defined in Section 9-102(3) of the UCC.

(b) “Accounts” shall mean any “accounts,” as such term is defined in Section 9-102(2) of the UCC, and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations, now owned or hereafter received or acquired by or belonging or owing to the Grantors (including, without limitation, under any trade names, styles or divisions thereof) arising out of Inventory sold by the Grantors and all of the Grantors’ rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for Inventory, and all of the Grantors’ rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to the Grantors under all contracts for the sale of Inventory by the Grantors (whether or not yet earned by performance on the part of the Grantors), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

(c) “Collateral” shall have the meaning assigned to such term in Section 1.2 of this Agreement.

(d) “Copyrights” shall mean all right title and interest of the Grantors, in and to all copyrights, whether domestic or foreign or registered or unregistered, as well as all Licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

(e) “Copyright License” shall mean any written agreement of the Grantors in which the Grantors now have or hereafter acquire any rights granting any right to use any work covered by any Copyright or Copyright registration.

(f) “Equipment” shall mean any “equipment,” as such term is defined in Section 9-102(33) of the UCC, now owned or hereafter acquired manufactured, developed, marketed, sold, transferred, commercialized or distributed by the Grantors wherever located, and, in any event, shall include, without limitation, all machinery, equipment, molds, furnishings, fixtures, motor vehicles and computers and other electronic data-processing and other office equipment now owned or hereafter acquired manufactured, developed, marketed, sold, transferred, commercialized or distributed by the Grantors and wherever located, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

(g) “Event of Default” shall have the meaning assigned to such term in Article V of this Agreement.

(h) “General Intangibles” shall mean any “general intangibles,” as such term is defined in Section 9-102(42) of the UCC, now owned or hereafter acquired by the Grantors, to or under any Account, Inventory, causes of action, franchises, tax refund claims, customer lists, Trademarks, Patents, rights in intellectual property, Licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions and discoveries (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, business records data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, all claims under guarantees, security interests or other security held by or granted to the Grantors to secure payment of the Accounts by an account debtor obligated thereon, all rights of indemnification and all other intangible property of any kind and nature.

(i) “Inventory” shall mean any “inventory,” as such term is defined in Section 9-102(48) of the UCC, now owned or hereafter acquired manufactured, developed, marketed, sold, transferred, commercialized or distributed by the Grantors or other inventory now owned or hereafter acquired by the Grantors wherever located, and which include such products held for sale by the Grantors, or lease or are furnished or are to be furnished under a contact of service, or the processing, packaging, delivery or shipping of the same.

(j) “License” shall mean any Patent License, Trademark License, Copyright License or other license as to which a security interest has been granted hereunder.

(k) “License Agreement” means the Licence Agreement dated June 18, 2002 by and between the University of Georgia Research Foundation, Inc. and Aquagenics.

(l) “License and Distribution Agreement” means the License and Distribution Agreement dated as of even date herewith by and between Aquagenics and Secured Party.

(m) “Patent License” shall mean any written agreement of the Grantors in which the Grantors now have or hereafter acquire any rights to make, use, sell and/or practice any invention or discovery that is the subject matter of a Patent.

(n) “Patent” or “Patents” shall mean all right, title and interest of the Grantors, to and under (i) all letters patent of the United States or any other country and all applications for letters patent of the United States or any other country, (ii) all reissues, continuations, continuations-in-part, divisions, reexaminations or extensions of any of the foregoing and (iii) all inventions disclosed in and claimed in the Patents and any and all trade secrets and know how related thereto.

(o) “Person” shall mean an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

(p) “Proceeds” shall mean “proceeds,” as such term is defined in Section 9-102(64) of the UCC, and, in any event, shall include, without limitation, (i) any and all proceeds from the sale, transfer or disposition by the Grantors of the Inventory, or any insurance indemnity, warranty or guaranty payable to the Grantors from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of the Grantors against third parties (a) for past, present or future infringement of any Copyright or Copyright License, (b) for past, present or future infringement of any Patent or Patent License or (c) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral and (v) the following types of property acquired with cash proceeds: Accounts, Documents, General Intangibles, Equipment and Inventory.

(q) “Subscription Agreement” shall mean the Subscription Agreement dated as of even date herewith by and between Aquagenics and Secured Party.

(r) “Trademark License” shall mean any written agreement of the Grantors in which the Grantors now have or hereafter acquire any rights to use any Trademark or Trademark registration.

(s) “Trademark” or “Trademarks” shall mean all right, title and interests of the Grantors in, to and under (i) all trademarks, trade names, corporate names, business names, trade styles, Internet domain names, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, including all common law rights and all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States or any other country or any political subdivision thereof, (ii) all extensions or renewals thereof and (iii) the goodwill symbolized by any of the foregoing.

(t) “Trade Secrets” shall mean all right, title and interest of the Grantors in, to and under all common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

(u) “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.2 Collateral. To secure the prompt and complete payment to Secured Party of all indebtedness and liabilities evidenced by the Note and the prompt and complete performance and observance of all obligations of the Grantors to Secured Party, due or to become due, direct or indirect, absolute or contingent, joint or several, howsoever created, arising or evidenced, now existing under, or hereafter at any time created pursuant to the Note and this Agreement (the “Secured Obligations”), the Grantors hereby grant, assign, convey, mortgage, pledge, hypothecate and transfer to Secured Party a security interest in and lien on all of their rights, title and interest in, to and under all personal property of the Grantors as follows, whether now owned or owing to, or hereafter acquired by or arising in favor of, the Grantors and regardless of where located (the “Collateral”):

i)	all Accounts;

ii)	all Chattel Paper (whether tangible or electronic);

iii)	all Copyrights and any Copyright License;

iv)	all Commercial Tort Claims;

v)	all Deposit Accounts;

vi)	all Documents;

vii)	all Equipment;

viii)	all Fixtures;

ix)	all General Intangibles;

x)	all Goods;

xi)	all Instruments;

xii)	all Inventory;

xiii)	all Letter-of-Credit Rights (whether or not the Letter of Credit is evidenced in writing);

xiv)	all Patents and any Patent License;

xv)	all Trademarks and any Trademark License;

xvi)	all Licenses;

xvii)	all Supporting Obligations and any other contract rights or rights to the payment of money;

xviii)	all Trade Secrets;

xix)	all other tangible and intangible personal property of the Grantors (whether or not subject to the UCC);

xx)
all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Grantors described in the preceding clauses of this Section 1.2 (including proceeds of insurance thereon and all causes of action, claims and warranties now held by the Grantors in respect of any of the items listed above), and all books, correspondence, files and other Records, including all tapes, desk, cards, Software, data and computer programs in the possession or under the control of the Grantors or any other Person from time to time acting for the Grantors that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 1.2 or are otherwise necessary or helpful in the collection or realization thereof; and

xxi)
all Proceeds, including Cash Proceeds and Noncash Proceeds, and products of any and all of the Collateral; in each case howsoever the Grantors’ interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

ARTICLE II
REPRESENTATIONS AND COVENANTS OF GRANTORS

The Grantors hereby represent warrants and covenants that:

2.1 Representations and Warranties.

(a) Incorporation; Authorization. Each of the Grantors is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation with corporate power and authority to conduct its business as now being conducted, and to own or use its properties or assets that it purports to own or use. The execution, delivery and performance by the Grantors of this Agreement (as amended, modified or supplemented, from time to time) has been duly authorized by all necessary action and do not and will not (a) require any additional consent or approval of the stockholders or partners of any entity, or the consent of any governmental entity or others, (b) violate any provision of any charter, bylaws, law, governmental regulation, court decree, indenture, contract, agreement or instrument to which the Grantors is a party or by which the Grantors is bound, or (c) result in the imposition or creation of any lien or encumbrance upon or with respect to any assets or properties owned by the Grantors. This Agreement is a legal, valid and binding obligation of the Grantors, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Title to Collateral. The Grantors have good and marketable title to all of the Collateral owned by it and a valid license with respect to Collateral licensed by it, and none of the Collateral is subject to any liens, except for the security interests created under this Agreement and Permitted Liens.

(c) No Financing Statements. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of Secured Party pursuant to this Agreement.

(d) Validity of Security Interest. This Agreement is effective to create a valid and continuing security interest in and, upon the filing of the appropriate financing statements or mortgages, a perfected security interest in favor of Secured Party in the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC.

(e) Locations of Business. The Grantors’ chief executive office, principal place of business, corporate offices, and premises where Collateral is stored or located (except for those items of Inventory that are being moved from time to time in the ordinary course of business), and the locations of all of their books and records concerning the Collateral are located at 1464 W. 40 St. Suite #200, Lindon, Utah, 84042.

2.2 Covenants.

(a) Disposition or Encumbrance of Collateral. The Grantors will not encumber, sell or otherwise transfer or dispose of the Collateral other than purchase money liens (but only to the extent of the assets secured by thereby) (the “Permitted Liens”) or the sale of Inventory in the ordinary course of business, without the prior written consent of Secured Party.

(b) Maintenance of Equipment and Inventory; Location. The Grantors will maintain the Equipment and Inventory or cause the Equipment and Inventory to be maintained in good condition and repair in all respects, reasonable wear and tear excepted. At the time of attachment and perfection of the security interest granted pursuant hereto and thereafter, all Inventory and Equipment will be located and will be maintained only at the Grantors’ principal executive offices or as otherwise authorized by the Security Party in writing. Other than in the ordinary course of business of the Grantors, such Collateral will not be removed from such location unless, prior to any such removal, Secured Party has given its written consent, and the Grantors have delivered to Secured Party acknowledgment copies of financing statements filed where appropriate to continue the perfection of Secured Party’s security interest in the Collateral prior to all other interests. The security interest of Secured Party attaches to all of the Collateral wherever located and the Grantors’ failure to inform Secured Party of the location of any item or items of Collateral shall not impair Secured Party’s security interest therein.

(c) Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral, all costs of keeping the Collateral free of any liens prohibited by this Agreement and of removing the same if they should arise, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Grantors. In the event that the Grantors fail to promptly pay such expenses when due, Secured Party may at its option, but shall not be required to, pay such expenses, whereupon Secured Party shall be entitled to reimbursement thereof.

(d) Insurance. The Grantors shall, and shall cause each of their subsidiaries to, procure and maintain, as to its properties and business, insurance issued by responsible insurance companies against damage and loss by theft, fire, collision (in the case of motor vehicles), public and product liability, larceny, embezzlement, other criminal misappropriation and such other casualties and contingencies, and in such amounts, as are usually carried by comparable companies similarly situated, of similar size, scope and financial condition or as may be requested by Secured Party. The Grantors will add Secured Party as an additional insured and as a notice party to any such policies and shall use their best efforts to cause the issuer of such policies to provide Secured Party with ten (10) days’ notice before such policies are terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.  The Grantors shall deliver evidence of such insurance and the policies of insurance or copies thereof to Secured Party upon request. Secured Party may, but shall not be obligated to, purchase such insurance on behalf of the Grantors at the Grantors’ expense, if the Grantors fails to keep such insurance in fall force and effect.

(e) Compliance with Law. The Grantors will not use the Collateral, or permit the Collateral to be used, for any unlawful purpose or in violation of any federal, state or municipal law.

(f) Notice of Default. Immediately upon becoming aware of the existence of any Event of Default or the existence of circumstances which, through the passage of time, is likely to become an Event of Default, the Grantors will give written notice to Secured Party that such circumstances or such Event of Default exist, stating the nature thereof, the period of existence thereof, and what action the Grantors propose to take with respect thereto.

(g) Additional Documentation. The Grantors will execute, from time to time, such financing statements, assignments, and other documents covering the Collateral and relating to the Secured Obligations, including Proceeds, as Secured Party may request in order to create, evidence, perfect, maintain or continue its security interest in the Collateral as a first priority interest as to all other interests (including additional Collateral acquired by the Grantors after the date hereof), and the Grantors will pay the cost of filing the same or reimburse Secured Party for filing costs in all public offices in which Secured Party may deem filing to be appropriate as well as the costs of any lien searches which Secured Party may request. Upon the occurrence and during the continuance of an Event of Default, the Grantors shall provide Secured Party with originals of all documentary evidence, including but not limited to negotiable warehouse receipts and negotiable bills of lading, as applicable, reflecting the Grantors’ ownership of or interest in any of the Collateral sufficient to secure and perfect Secured Party’s security interest therein, and the acknowledgment and agreement of any person holding Inventory or other assets of the Grantors of Secured Party’s security interest in such assets.

(h) Notices. As soon as possible, but in no event later than five business days after obtaining knowledge thereof, the Grantors shall give written notice to Secured Party of:

(i) The commencement of any litigation relating to the Grantors;

(ii) The commencement of any arbitration or governmental proceeding or investigation which has been instituted or is threatened against the Grantors or their property; and

(iii) Any actual or threatened Event of Default under this Agreement, the Subscription Agreement, the License and Distribution Agreement, the License Agreement or the Note, or the occurrence of circumstances reasonably likely to create an Event of Default (provided, however, that such notice shall in no event be construed as delaying the occurrence of any Event of Default or changing the rights and remedies of Secured Party with respect thereto).

(i) Maintain Property. The Grantors shall maintain and keep their assets, property and equipment in good repair, working order and condition in all respects (reasonable wear and tear excepted) and from time to time make or cause to be made all needed renewals, replacements and repairs.

(j) Prompt Performance. The Grantors shall promptly perform in all respects each and every term and condition of this Agreement and of each document delivered in connection herewith, time being of the essence.

(k) Maintenance of Records. The Grantors shall keep and maintain, at their principal executive offices or at such other location as authorized by Secured Party in writing, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Grantors shall mark their general ledger books pertaining to the Collateral to evidence this Agreement and the security interests granted hereby.

(l) Indemnification. In any suit, proceeding or action brought by Secured Party relating to any Collateral for any sum owing thereunder or to enforce any provision of any Collateral, the Grantors will save, indemnify and hold Secured Party harmless from and against each and every expense (including attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantors of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Grantors, except to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Secured Party as finally determined by a court of competent jurisdiction. All such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against Secured Party.

(m) Compliance with Terms of Accounts, etc. In all material respects, the Grantors will perform and comply with all obligations in respect of their Accounts and all agreements to which it is a party or by which it is bound relating to the Collateral.

(n) Limitation on Liens on Collateral. The Grantors will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any security interest, lien or other form of encumbrance on or against the Collateral except the security interests provided for hereunder, and will defend the right, title and interest of Secured Party in and to any of the Grantors’ rights under the Collateral against the claims and demands of all Persons whomsoever.

(o) Survival of Provisions. All representations, covenants and warranties contained in this Article II shall survive the delivery of the Note and any investigation at any time made by or on behalf of Secured Party shall not diminish its right to rely thereon.

ARTICLE III
COLLECTION OF RECEIVABLES

Except as otherwise provided in this Article III, the Grantors shall continue to collect, at their own expense, all amounts due or to become due to the Grantors under the Accounts. In connection with such collections, the Grantors may take (and, at Secured Party’s direction, shall take) such action as the Grantors or Secured Party may deem necessary or advisable to enforce collection of the Accounts; provided, however, that Secured Party shall have the right, after the occurrence and during the continuation of an Event of Default, upon written notice to the Grantors of its intention to do so, to notify such Account Debtors of the assignment of the Accounts to Secured Party and to direct such Account Debtors to make payment of all amounts due or to become due to the Grantors thereunder directly to Secured Party. Upon such notification and at the expense of the Grantors, Secured Party shall have the right to enforce collection of such Accounts and to adjust, settle, or compromise the amount of payment thereof in the same manner and to the same extent as the Grantors might have done.

ARTICLE IV
ASSIGNMENT OF INSURANCE

The Grantors hereby assign to Secured Party, as additional security for payment of the Secured Obligations, any and all monies due or to become due under, and any and all of the Grantors’ other rights with respect to, any and all policies of insurance covering the Collateral, and the Grantors hereby direct the issuer of any such policy to pay any such monies directly to Secured Party; provided, however, that prior to the occurrence and continuation of an Event of Default, the Grantors shall have the right to use the proceeds received from such policies of insurance to repair or repurchase any destroyed or damaged Collateral. After the occurrence and during the continuance of an Event of Default, Secured Party may (but need not) in its own name or in the Grantors’ names execute and deliver proofs of claim, receive such monies, endorse checks and the instruments representing such monies and settle or litigate any claim against the issuer of any such policy.

ARTICLE V
EVENTS OF DEFAULT

The term “Event of Default” shall mean any of the following:

5.1 Cross Defaults. The occurrence of any default in the due payment or performance of any of the obligations or covenants contained in the Subscription Agreement, the License and Distribution Agreement, the License Agreement or the Note.

5.2 Breach of Covenants. The Grantors shall default in the due performance or observance of any of the obligations or covenants contained in this Agreement.

5.3 Misrepresentation. Any material representation or warranty set forth in this Agreement shall have been untrue in any material respect when made.

ARTICLE VI
RIGHTS AND REMEDIES ON DEFAULT

Upon the occurrence of an Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of Secured Party, and in addition to the rights granted to Secured Party under Articles II, III and IV hereof, Secured Party may exercise any one or more of the following rights and remedies, at the same or different times (the right to take such actions shall be cumulative and may be exercised successively or concurrently):

6.1 Management Control. Secured Party or its designee may take any or all of the following actions:

(a) In the name of the Grantors or otherwise, demand, collect, receive and receipt for, compound, compromise, settle and give acquaintance for and prosecute and discontinue any suits or proceedings in respect of any assets or interest of the Grantors, including any or all of the Collateral.

(b) Take any action which Secured Party may deem necessary or desirable in order to manage and realize on the Collateral, including, without limitation, the power to perform any contract, and to endorse in the name of the Grantors any checks, drafts, notes, or other instruments or documents received in payment or on account of the Collateral.

(c) Enter upon and into and take possession of all or such part or parts of the assets and properties of the Grantors as may be necessary or appropriate in the judgment of Secured Party, to permit or enable Secured Party to store, lease, sell or otherwise dispose of or collect all or any part of the Collateral, and use and operate such properties for such purposes and for such length of time as Secured Party may deem necessary or appropriate for such purposes.

(d) The Grantors shall, and shall cause their officers, personnel and agents to, cooperate fully with Secured Party and provide Secured Party with all information, support and assistance requested by Secured Party to facilitate the foregoing, including full and complete access to their properties, books and records.

(e) Exercise any and all other rights and remedies available to it by law, in equity or by agreement, including rights and remedies under the UCC or any other applicable law, or under the Subscription Agreement, the License and Distribution Agreement or the Note or any other agreements in existence between the parties.

6.2 Exercise of Self-Help Remedies. Without limiting the generality of the foregoing, the Grantors expressly agree that, upon any Event of Default, Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of the Grantors where any Collateral is located through self help, without judicial process, without first obtaining a final judgment or giving the Grantors or any other Person notice and opportunity for a hearing on Secured Party’s claim or action, and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver such Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of such Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantors hereby release. Such sales may be adjourned and continued from time to time with or without notice. Secured Party shall have the right to conduct such sales on the Grantors’ premises or elsewhere and shall have the right to use such premises without charge for such time or times as Secured Party deems necessary or advisable. The Grantors further agree, at Secured Party’s request, to assemble the Collateral and make it available to Secured Party at places which Secured Party shall select, whether at the Grantors’ premises or elsewhere. Until Secured Party is able to effect a sale, lease, or other disposition of Collateral, Secured Party shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Secured Party. Secured Party shall have no obligation to the Grantors to maintain or preserve the rights of the Grantors as against third parties with respect to Collateral while Collateral is in the possession of Secured Party. Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Secured Party’s remedies with respect to such appointment without prior notice or hearing as to such appointment. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the obligations underlying the Note, and only after so paying over such net proceeds, and after the payment by Secured Party of any other amount required by any provision of law or otherwise owing pursuant to the Subscription Agreement, the License and Distribution Agreement, the Note or this Agreement, shall Secured Party account for and pay the surplus, if any, to the Grantors. To the maximum extent permitted by applicable law, the Grantors hereby waive all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Secured Party as finally determined by a court of competent jurisdiction. the Grantors hereby agrees that ten (10) days’ prior written notice by Secured Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Secured Party to collect such deficiency.

6.3 Acceleration of Obligations. Upon the occurrence of any of the Events of Default, in addition to the aforementioned remedies, Secured Party may declare any and all Secured Obligations to be immediately due and payable, and the same shall thereupon become immediately due and payable without further notice, demand, presentment or protest, all of which are expressly waived by the Grantors.

6.4 Power of Attorney. After the occurrence and during the continuance of an Event of Default, the Grantors hereby appoint Secured Party or any other person whom Secured Party may from time to time designate, as its attorney with power, to endorse its name on any checks, notes, acceptances, drafts, or other forms of payment or security that may come into Secured Party’s possession, to sign its name on any invoice, billing memorandum, bill of lading or warehouse receipt relating to any Collateral, on drafts against clients or customers, on schedules and confirmatory assignments of Accounts or other Collateral, on notices of assignment, financing statements under the UCC and other public records, on verifications of Accounts and on notices to clients and customers, to notify the post office authorities to change the address for delivery of the Grantors’ mail to an address designated by Secured Party to receive and open all mail addressed to the Grantors, to send requests for verification of Collateral to customers and to do all things necessary to carry out the intent of this Security Agreement. The Grantors hereby ratify and approve all acts of the attorney taken within the scope of the authority granted hereunder. Neither Secured Party nor the attorney will be liable for any acts of commission or omission or for any error in judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Secured Obligation remains unpaid. The Grantors waive presentment and protest of all instruments and notice thereof, notice of default and dishonor and all other notices to which it may otherwise be entitled.

ARTICLE VII
MISCELLANEOUS

7.1 Limited Liability. It is understood that Secured Party does not in any way assume any of the Grantors’ obligations under any of the Collateral or any liability with respect to the operation of the Grantors’ business. The Grantors hereby agrees to indemnify Secured Party against all liability arising in connection with or on account of the foregoing.

7.2 No Waiver. Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreements, instrument or paper signed by the Grantors unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

7.3 Remedies Cumulative. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at its option, and the exercise or enforcement of any one such right or remedy shall not bar or be a condition to the exercise or enforcement of any other.

7.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

7.5 Expenses. The Grantors shall pay or reimburse Secured Party for all of its legal, accounting and other costs and expenses of enforcing any of its rights hereunder (including, without limitation, reasonable attorney’s fees and related expenses incurred in connection with any appeal of a lower court’s order or judgment) in the event any suit or other legal proceeding is brought for such enforcement, upon final judgment on the merits in favor of Secured Party.

7.6 Amendment and Waiver. Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, waiver, discharge or termination is sought.

7.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such provisions shall be ineffective to the extent of such invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the remaining provisions do not reflect the intent of the parties in entering into this Agreement.

7.8 Headings. The headings of sections of this Agreement have been inserted for reference only and shall not be a part of this Agreement.

7.9 Addresses. Any notices, requests, demands and other communications required or permitted to be given hereunder must be in writing and, except as otherwise specified in writing, will be deemed to have been duly given when personally delivered, telexed or facsimile transmitted (with receipt confirmed, and a copy also sent by United States mail, first class, postage pre-paid), or three (3) days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested. The address of the Grantors and Secured Party, unless subsequently changed in accordance with the provisions of this Agreement, is as follows:

To the Grantors:	1464 W. 40 St. Suite #200 Lindon, Utah, 84042-1629 Attention: Gaylord Karren, President Facsimile: 801-443-1029

To Secured Party:	Water Science, LLC 1800 N.W. 89th Place Miami, FL 33172 Attention: Peter Ullrich Email: peteru@esmaraldainc.com

With a copy (which shall not constitute notice) to: Greenberg Traurig, P.A. 1221 Brickell Avenue Miami, Florida 33131 Attention: Joseph Fleming Facsimile: (305) 579-0717

Any party may change its address for the purposes of this Agreement by giving notice of such change of address to the other parties in the manner herein provided for giving notice.

7.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Grantors and Secured Party.

7.11 Waiver of Ju1y Trial. To the fullest extent permitted by Law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or in any of the agreements mentioned herein or any dealings between them relating to the subject matter of this Agreement. Each party hereto (a) certifies that none of its respective representatives, agents or attorneys has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications herein.

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IN WITNESS WHEREOF, the parties have caused the execution of this Agreement by their duly authorized representatives as of the day and the year first above written.

ELECTRIC AQUAGENICS, INC.

By:
Name:
Title:

AQUAGEN INTERNATIONAL, INC.

By:
Name:
Title:

WATER SCIENCE, LLC

By:
Name: Peter Ullrich
Title: Sole Member